UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 7, 2012

Hampden Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33144	20-571454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Harrison Avenue, Springfield, Massachusetts 01102
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (413) 736-1812

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On August 7, 2012, Hampden Bancorp, Inc. (the “Company”), the holding company for Hampden Bank, announced its financial results for the three and twelve months ended June 30, 2012.   The press release announcing financial results for the three and twelve months ended June 30, 2012 is included as Exhibit 99.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On August 7, 2012, the Boards of Directors of the Company and Hampden Bank (“the Bank”) voted to decrease the base salary of Thomas R. Burton, the Company’s Chief Executive Officer and Vice Chairman of the Board, under his existing employment agreement by $100,000 reflecting the reallocation of certain executive responsibilities to Glenn S. Welch, the Company’s President and Chief Operating Officer.

Item 8.01. Other Events

On August 7, 2012, the Company issued a press release announcing that its Board of Directors declared a quarterly cash dividend of $0.04 per common share, payable on August 31, 2012, to stockholders of record at the close of business on August 16, 2012.  A copy of the press release announcing the declaration is attached as Exhibit 99.1.

On August 7, 2012, Hampden Bancorp, Inc. (the “Company”), the holding company for Hampden Bank, announced that its Board of Directors authorized a stock repurchase program (the “Stock Repurchase Program”) for the purchase of up to 289,106 shares of the Company’s common stock or approximately 5% of its outstanding common stock. The Company will commence its seventh stock repurchase program immediately upon the completion of its sixth repurchase program, announced on February 7, 2012, which has 185,898 shares remaining.  Any repurchases under the Stock Repurchase Program will be made through open market purchase transactions from time to time. The amount and exact timing of any repurchases will depend on market conditions and other factors, at the discretion of management of the Company, and it is intended that the Stock Repurchase Program will complete all repurchases within twelve months after its commencement. There is no assurance that the Company will repurchase shares during any period. A copy of the press release announcing the authorization is attached as Exhibit 99.1.

On August 7, 2012, the Boards of Directors of the Company and the Bank voted to enter into (i) a change in control agreement between the Company, the Bank and Luke D Kettles, our Senior Vice President and Chief Lending Officer and (ii) an executive salary continuation agreement between the Bank and Luke D Kettles. Both agreements have substantially the same terms and conditions as those previously entered into with other senior executive officers.

Item 9.01.   Financial Statements and Exhibits.

(d)           The following exhibits are filed with this report:

Exhibit Number	Description
99.1	Press Release issued by the Company on August 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampden Bancorp, Inc.
(Registrant)

Date:	August 13, 2012	By:	/s/ Thomas R. Burton
Thomas R. Burton
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by the Company on August 7, 2012